Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT
(relating to that certain Purchase and Rights Agreement dated November 25, 2024, commonly referred to as the “One Step Closer Agreement”)

This Assignment and Assumption Agreement (this “Agreement”) is entered into effective as of August 18, 2025 (the “Effective Date”) by and among: Asset Entities, Inc., a Nevada corporation with its principal place of business at 100 Crescent Court, 7th Floor, Dallas, Texas 75201 (“Assignor”); Hybrid Assets LLC, a Texas limited liability company with its principal place of business at 100 Crescent Court, 7th Floor, Dallas, Texas 75201 (“Assignee”); and Jeff Blue, an individual whose address is 9200 Sunset Blvd., Suite 600, West Hollywood, California 90069 (“Owner”), solely for purposes of the acknowledgments and consents set forth herein. Assignor, Assignee, and Owner are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

A. Assignor and Owner are parties to that certain binding Purchase and Rights Agreement dated November 25, 2024 (the “Underlying Agreement”), pursuant to which Assignor acquired and now owns fifty percent (50%) of all film, television, streaming, other media, and adaptation rights in and to the literary work entitled “One Step Closer: From Xero to #1: Becoming Linkin Park” (the “Property”), together with related rights and obligations, on the terms and conditions set forth in the Underlying Agreement.

B. Section 18 of the Underlying Agreement permits Assignor to assign its rights thereunder to “any Person whatsoever,” provided Assignor remains secondarily liable unless the assignee is a major or mini-major motion picture studio, major independent production company, or similarly financially responsible person.

C. Assignor desires to assign, transfer, convey, and deliver to Assignee all of Assignor’s right, title, and interest in, to, and under the Underlying Agreement, and Assignee desires to accept such assignment and to assume and perform all duties and obligations of Assignor arising on or after the Effective Date, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.	Assignment

Subject to the terms and conditions of this Agreement, Assignor hereby irrevocably sells, assigns, transfers, conveys, and delivers to Assignee, and Assignee hereby accepts, all of Assignor’s right, title, and interest in, to, and under the Underlying Agreement and the Property, including, without limitation, (i) Assignor’s fifty percent (50%) ownership interest in all motion picture, series, remake, merchandising, performing, ancillary, and other rights granted under the Underlying Agreement, (ii) all payments, proceeds, profits, and other economic benefits accruing therefrom on or after the Effective Date, and (iii) all claims, demands, causes of action, and choses in action arising thereunder, whether existing, contingent, or hereafter arising (collectively, the “Assigned Rights”).

2.	Assumption of Obligations

Assignee hereby accepts the foregoing assignment and unconditionally assumes, and agrees to pay, perform, and discharge, in accordance with their respective terms, all duties, liabilities, and obligations of Assignor under the Underlying Agreement to the extent first accruing or required to be performed on or after the Effective Date (the “Assumed Obligations”). Notwithstanding anything to the contrary in the Underlying Agreement (including Section 18 thereof), Owner hereby expressly agrees that, as of the Effective Date, Assignor shall have no further secondary liability for the Assumed Obligations or any other obligations under the Underlying Agreement, and Owner fully and irrevocably releases Assignor from any and all such secondary liability.

3.	Representations and Warranties of Assignor

Assignor represents and warrants to Assignee and Owner that:

a.	Assignor is duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to execute, deliver, and perform this Agreement.

b.	The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action of Assignor; this Agreement constitutes Assignor’s valid and binding obligation, enforceable against Assignor in accordance with its terms.

c.	Assignor is the sole legal and beneficial owner of the Assigned Rights, free and clear of all liens, claims, encumbrances, and adverse interests created by, through, or under Assignor.

d.	Assignor has not previously assigned, licensed, encumbered, or otherwise transferred any of the Assigned Rights (other than pursuant to the Underlying Agreement).

e.	No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority or third party (other than as provided herein) is required on the part of Assignor for the execution, delivery, and performance of this Agreement.

f.	Assignor is not, to its knowledge, in material breach or default under the Underlying Agreement, and no event has occurred that, with notice or lapse of time or both, would constitute such a material breach or default.

4.	Representations and Warranties of Assignee

Assignee represents and warrants to Assignor and Owner that:

a.	Assignee is duly organized, validly existing, and in good standing under the laws of the State of Texas with full company power and authority to execute, deliver, and perform this Agreement.

b.	The execution, delivery, and performance of this Agreement have been duly authorized by all necessary limited liability company action of Assignee; this Agreement constitutes Assignee’s valid and binding obligation, enforceable against Assignee in accordance with its terms.

c.	Assignee has the financial capability and resources to perform all Assumed Obligations as and when they become due.

d.	No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority or third party (other than as provided herein) is required on the part of Assignee for the execution, delivery, and performance of this Agreement.

5.	Representations and Warranties of Owner

Owner represents and warrants solely for purposes of this Agreement that Owner’s execution of the acknowledgment and consent in Section 6 does not violate any agreement to which Owner is a party, and that Owner has the requisite capacity and authority to provide such acknowledgment and consent.

6.	Owner’s Acknowledgment and Consent

Pursuant to Section 18 of the Underlying Agreement, Owner hereby (i) acknowledges receipt of notice of the assignment effected hereby, (ii) consents to such assignment, and (iii) agrees that, from and after the Effective Date, all notices, payments, statements, and other communications required or permitted under the Underlying Agreement with respect to Assignor’s interest shall be sent to Assignee at the address set forth in Section 13 below.

7.	Indemnification

a. By Assignor. Assignor shall indemnify, defend, and hold harmless Assignee and Owner, and their respective successors and assigns, from and against any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees) arising from or relating to (i) any breach by Assignor of its representations, warranties, or covenants herein, or (ii) any failure by Assignor to perform or discharge any obligation or liability under the Underlying Agreement to the extent arising or required to be performed prior to the Effective Date.

b. By Assignee. Assignee shall indemnify, defend, and hold harmless Assignor and Owner, and their respective successors and assigns, from and against any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees) arising from or relating to (i) any breach by Assignee of its representations, warranties, or covenants herein, or (ii) any failure by Assignee to perform or discharge any Assumed Obligation to the extent arising or required to be performed on or after the Effective Date.

8.	Further Assurances

Each Party shall execute and deliver such additional documents, and take such other actions, as may be reasonably necessary or desirable to effectuate the purposes of this Agreement, including the filing or recording of any short-form assignments in the United States Copyright Office.

9.	No Third-Party Beneficiaries

Except for Owner (who is an express third-party beneficiary to the limited extent stated herein), this Agreement is intended solely for the benefit of the Parties and their respective successors and permitted assigns, and nothing herein shall confer any rights upon any other person or entity.

10.	Entire Agreement; Amendments

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written understandings. This Agreement may not be amended, modified, or waived except by a written instrument signed by all Parties.

11.	Severability

If any provision of this Agreement is held invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity or unenforceability, without affecting the remainder of such provision or any other provision of this Agreement.

12.	Governing Law; Venue

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, without regard to its conflict-of-laws principles. The state and federal courts located in Dallas County, Texas shall have exclusive jurisdiction over any dispute arising out of or relating to this Agreement, and each Party irrevocably submits to the personal jurisdiction of such courts.

13.	Notices

All notices and other communications under this Agreement shall be in writing and delivered (i) by hand, (ii) by nationally recognized overnight courier, or (iii) by certified U.S. mail, return-receipt requested, postage prepaid, addressed as follows (or to such other address as a Party may designate by notice given in accordance herewith):

Assignor:

Asset Entities, Inc.
100 Crescent Court, 7th Floor
Dallas, Texas 75201
Attn: Chief Executive Officer

Assignee:

Hybrid Assets LLC
100 Crescent Court, 7th Floor
Dallas, Texas 75201
Attn: Chief Executive Officer

Owner:

Jeff Blue
Century Park Entertainment
9200 Sunset Blvd., Suite 600
West Hollywood, CA 90069

Notice shall be deemed given (i) when delivered if by hand, (ii) on the next business day after deposit if sent by overnight courier, or (iii) three (3) business days after deposit if sent by certified mail.

14.	Counterparts; Electronic Signature

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures transmitted by electronic means (including via PDF or other electronic signature platform such as DocuSign) shall be deemed original signatures for all purposes.

15.	Headings

Headings and boldface titles are for convenience only and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Assignment and Assumption Agreement as of the Effective Date.

ASSIGNOR		ASSIGNEE

Asset Entities, Inc.		Hybrid Assets LLC

By:	/s/ Arshia Sarkhani	By:	/s/ Michael Gaubert
Name:	Arshia Sarkhani	Name:	Michael Gaubert
Title:	Chief Executive Officer	Title:	Manager
Date:	August 18, 2025	Date:	August 18, 2025

OWNER’S ACKNOWLEDGMENT AND CONSENT

The undersigned, being the “Owner” under the Underlying Agreement, hereby acknowledges and consents to the foregoing assignment, agrees to recognize Assignee as “Purchaser” under the Underlying Agreement for all purposes from and after the Effective Date, and confirms that Owner’s rights and obligations under the Underlying Agreement remain in full force and effect. Notwithstanding anything to the contrary in the Underlying Agreement (including Section 18 thereof), Owner further expressly agrees that Assignor shall have no further secondary liability for any obligations under the Underlying Agreement as of the Effective Date, and Owner fully and irrevocably releases Assignor from any and all such secondary liability.

/s/ Jeff Blue
Jeff Blue
Date: August 18, 2025

(Signature page to Assignment and Assumption Agreement)